Exhibit 20.6
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                           For the Month of October
                    Distribution Date of November 17, 1997
                           Servicer Certificate #18

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $270,169,037.72
Beginning Pool Factor                                           0.5873957

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $15,407,615.81
     Interest Collected                                     $2,202,155.50

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                      $1,181,249.07
Total Additional Deposits                                   $1,181,249.07

Repos / Chargeoffs                                            $341,088.81
Aggregate Number of Notes Charged Off                                  78

Total Available Funds                                      $18,226,582.61

Ending Pool Balance                                       $254,984,770.87
Ending Pool Factor                                              0.5543824

Servicing Fee                                                 $225,140.86

Repayment of Servicer Advances                                $564,437.77

Reserve Account:
     Beginning Balance  (see Memo Item)                    $14,963,835.13
     Target Percentage                                               5.00%
     Target Balance                                        $12,749,238.54
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                   ($2,214,596.59)
     Ending Balance                                        $12,749,238.54

Current Weighted Average APR:                                       9.553%
Current Weighted Average Remaining Term (months):                   34.60

Delinquencies                                             Dollars        Notes
    Installments:               1 - 30 days            $1,479,372.49     1,092
                                31 - 60 days             $368,890.57       271
                                60+  days                $122,940.59        64

     Total:                                            $1,971,203.65     1,097

     Balances:                  60+  days              $2,258,340.43        64

Memo Item - Reserve Account
     Prior Month                                      $13,508,451.89
+    Invest. Income                                       $69,857.14
+    Excess Serv.                                      $1,385,526.10
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $14,963,835.13

Exhibit 20.6
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month  of  October

                                                                                               NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                         $270,169,037.72
Ending Pool Balance                            $254,984,770.87

Collected Principal                             $14,843,178.04
Collected Interest                               $2,202,155.50
Charge - Offs                                      $341,088.81
Liquidation Proceeds / Recoveries                $1,181,249.07
Servicing                                          $225,140.86
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $18,001,441.75

Beginning Balance                              $270,169,037.72              $0.00    $254,134,602.80    $16,034,434.92

Interest Due                                     $1,431,648.80              $0.00      $1,344,795.61        $86,853.19
Interest Paid                                    $1,431,648.80              $0.00      $1,344,795.61        $86,853.19
Principal Due                                   $15,184,266.85              $0.00     $14,500,974.84       $683,292.01
Principal Paid                                  $15,184,266.85              $0.00     $14,500,974.84       $683,292.01

Ending Balance                                 $254,984,770.87              $0.00    $239,633,627.96    $15,351,142.91
Note / Certificate Pool Factor                                             0.0000             0.6901            0.7416
   (Ending Balance / Original Pool Amount)
Total Distributions                             $16,615,915.65              $0.00     $15,845,770.45       $770,145.20

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                 $1,385,526.10
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $14,963,835.13
(Release) / Draw                                ($2,214,596.59)
Ending Reserve Acct Balance                     $12,749,238.54

Exhibit 20.6
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month  of  October


Trigger Events:
A)   Loss Trigger - Reserve Account Balance
     Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                    6               5                4                  3               2                1
                                 May-97          Jun-97           Jul-97            Aug-97           Sep-97           Oct-97

Beginning Pool Balance      $311,427,985.45  $311,427,985.45  $298,362,233.21  $289,158,602.47  $279,497,851.07  $270,169,037.72

A)   Loss Trigger:
Principal of Contracts
  Charged Off                   $429,807.70      $678,399.36      $359,030.33      $425,054.70      $651,062.78      $341,088.81
Recoveries                      $755,747.07      $661,604.13      $833,081.20      $960,144.57      $473,254.71    $1,181,249.07

Loss Trigger - Reserve Account Balance                                   Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)           $1,462,484.39               Total Charged off (Months 1 - 6)        $2,884,443.68
  Total Recoveries (Months 3, 2, 1)            $2,614,648.35               Total Recoveries (Months 1 - 6)         $4,865,080.75
  Net Loss / (Recoveries) for 3 Mos           ($1,152,163.96)(a)           Net Loss/(Recoveries) for 6 Mos.       ($1,980,637.07)(c)

Total Balance (Months 5, 4, 3)               $898,948,821.13 (b)           Total Balance (Months 1 - 6)        $1,769,774,265.55(d)

Loss Ratio Annualized  [(a/b) * (12)]                -1.5380%              Loss Ratio Annualized [(c/d) (12)]            -1.3430%

Trigger:  Is Ratio > 1.5%                                 No               Trigger:  Is Ratio > 6.0%                          No

                                                                                    Aug-97           Sep-97           Oct-97

B)   Delinquency Trigger:                                                        $3,789,077.73    $5,345,340.19    $2,258,340.43
     Balance delinquency 60+ days                                                     1.31038%         1.91248%         0.83590%
     As % of Beginning Pool Balance                                                   1.29457%         1.48949%         1.35292%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                     2.7719%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer